UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2014

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Median Kliniken Portfolio

On October 15, 2014, affiliates of Medical Properties Trust, Inc. (the “Company”) and its operating partnership, MPT Operating Partnership, L.P. (the “Operating Partnership”), entered into definitive agreements pursuant to which subsidiaries of the Operating Partnership will acquire substantially all the real estate assets of Median Kliniken S.à r.l. (“Median”), a German provider of post-acute and acute rehabilitation services, for an aggregate purchase price that is expected to be approximately €705 million, or $900 million based on current exchange rates. The portfolio includes 40 rehabilitation hospitals located across 12 states in the Federal Republic of Germany.

The table below sets forth pertinent details with respect to the facilities to be acquired:

Property	Type of Property	Location	Number of Licensed Beds		Square Feet

Heiligendamm	Rehab	Heiligendamm	255		162,643
Wismar	Rehab	Wismar	203		139,242
Bad Sulze	Rehab	Bad Sulze	230		180,489
Hoppegarten	Rehab	Hoppegarten	244		218,701
Grunheide	Rehab	Grunheide	240		215,030
Berlin-Kladow	Rehab	Berlin	220		180,489
NRZ Magdeburg	Rehab	Magdeburg	210		229,732
Kalbe	Rehab	Kalbe	220		178,865
Flechtingen I	Rehab	Flechtingen	195		131,976
Flechtingen II	Rehab	Flechtingen	225		180,489
Bad Tennstedt	Rehab	Bad Tennstedt	251		179,197
Ilmtal	Rehab	Bad Berka	217	*	141,590
Quellbrunn	Rehab	Bad Berka	217	*	86,564
Adelsberg Klinik	Rehab	Bad Berka	237		167,368
Bad Lobenstein	Rehab	Bad Lobenstein	228		168,815
Bad Lausick	Rehab	Bad Lausick	199		131,976
Berggiesshubel	Rehab	Berggiesshubel	195		131,976
Bad Gottleuba	Rehab	Bad Gottleuba	545		260,486
Weserklinik	Rehab	Bad Oeynhausen	210		137,286
Flachsheide	Rehab	Flachsheide	235		195,666
Klinik am Burggraben	Rehab	Bad Salzuflen	747		433,086
Reha-Zentrum Gyhum	Rehab	Gyhum	333		162,643
Braunfels	Acute	Braunfels	160		135,216
Schlangenbad	Rehab	Schlangenbad	115		227,538
Aukammtal	Rehab	Wiesbaden	236		177,464
Hohenfeld	Rehab	Bad Camberg	373		209,127
Klinik am Sudpark	Rehab	Bad Nauheim	265		96,875
Kaiserberg Klinik	Rehab	Bad Nauheim	245		124,861
Kinzigtal Klinik	Rehab	Bad Soden-Salmünster	189		108,005
Burg Landshut	Rehab	Bernkastel-Kues	250		181,673
Moselschleife	Rehab	Bernkastel-Kues	203		147,465
Bernkastel	Rehab	Bernkastel-Kues	215		85,110
Moselhohe	Rehab	Bernkastel-Kues	230		103,516
Gunzenbachhof	Rehab	Baden-Baden	68		66,736
Achertal Klinik	Rehab	Ottenhöfen im Schwarzwald	69		77,253
Franz-Alexander Klinik	Rehab	Nordrach	34		39,557
St. Georg Nordrach	Rehab	Nordrach	97		54,325
St. Georg Bad Krozingen	Rehab	Bad Krozingen	138		64,196
St. Georg Bad Durrheim	Rehab	Bad Durrheim	116		205,375
ATOS - Heidelberg	Acute	Heidelberg	73		117,327
Total			8,715		6,235,928

*	Licensed beds for Ilmtal and Quellbrunn shown together.

We expect to consummate the transaction in a series of steps in partnership with affiliates of Waterland Private Equity Fund V C.V. (“Waterland V”). In the first step, an affiliate of Waterland V will acquire 94.9% of the outstanding equity interests in Median pursuant to a stock purchase agreement with Median’s current owners. We will indirectly acquire the remaining 5.1% of the outstanding equity interests in Median and provide interim loans to Waterland and Median in aggregate amounts up to the expected purchase price of the real estate assets. The consummation of the Median acquisition is subject to customary closing conditions, including German antitrust clearance. The loans we make to Waterland V and Median will bear interest at a rate similar to the initial lease rate under the sale and leaseback transactions described below.

Concurrently with or as soon as practical following the closing of the Median acquisition, we will acquire substantially all of Median’s real estate assets under a sale and leaseback agreement. We will either assume or novate any third party debt attributable to the real estate assets or provide the cash required to repay the third party debt. The purchase price we are required to pay for the real estate assets will be offset, pro rata, against amounts of debt that we assume or have provided cash to repay, and/or against the amounts of loans previously made to Waterland V or Median. The sale and leaseback transactions are conditioned on the acquisition of Median described above and is also subject to customary real estate, regulatory and other closing conditions, including waiver of any statutory pre-emption rights by local municipalities. To the extent we are unable to acquire the entire Median portfolio as contemplated, we will have a right of first refusal with regard to any new real estate properties owned or acquired by Median.

Upon our acquisition of the real estate assets, we will lease them back to Median under a 27 year master lease, with annual escalators at the greater of one percent or 70% of the German consumer price index. We expect the transactions to be completed during the first quarter of 2015.

Waterland V is an affiliate of Waterland Private Equity Fund IV C.V., which controls RHM Klinik-und Altenheimbetriebe GmbH & Co. KG, the operator and lessee of 11 German facilities that we currently own.

Financing; Amendment of Senior Credit Facility; Commitment Letter

Subject to prevailing market conditions, we intend to finance and/or refinance our obligations relating to the Median transactions with the net proceeds of borrowings under our senior credit facility, new secured and unsecured debt issuances, equity issuances, or a combination thereof.

On October 17, 2014, we and the Operating Partnership entered into an amendment to our existing amended and restated revolving credit and term loan agreement, dated as of June 19, 2014, by and among us, JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent, and the financial institutions specified therein. The amendment increases the current aggregate committed size of the facility to $1.15 billion and increases the incremental term loan and/or revolving loan capacity by up to an additional $400 million, for total aggregate capacity of $1.55 billion. The amendment further increases the alternative currency sublimit under the facility to €500 million and amends certain covenants in order to permit us to consummate and finance the Median transactions. The foregoing description of the amendment is qualified in its entirety by the full terms and conditions of the amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

In addition, we have received a commitment letter from JPM, pursuant to which JPM and a syndicate of lenders have agreed to fund a new one-year senior unsecured term loan of up to $225 million. The commitment letter is subject to customary conditions for this this type of financing, including, but not limited to, consummation of the Median transactions. The commitment letter provides that, subject to certain exceptions, the commitment will be reduced by the amount of additional debt and equity capital that we raise (or if the term loan is then funded we will be obligated to repay the term loan in such amount).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above with respect to the amendment to our amended and restated revolving credit and term loan agreement under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On October 20, 2014, the Company issued a press release announcing the Median acquisition, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act if 1933, as amended.

In addition, this information shall not be deemed incorporated by reference in any filing of the Company or the Operating Partnership with the Securities and Exchange Commission, except as expressly set forth by specific references in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated October 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: October 21, 2014

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: October 21, 2014